SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549



                                   FORM 8-K/A

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of report (Date of earliest event reported): January 4, 2000

                        WESTCOAST HOSPITALITY CORPORATION
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             (Exact Name of Registrant as Specified in Its Charter)

                                   WASHINGTON
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                 (State or Other Jurisdiction of Incorporation)

       001-13957                                    91-1032187
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(Commission File Number)                         (I.R.S. Employer
                                                Identification No.)

                       201 W. North River Drive, Suite 100
                            Spokane, Washington 99201
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                    (Address of Principal Executive Offices)

                                 (509) 459-6100
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              (Registrant's Telephone Number, Including Area Code)

                       Cavanaughs Hospitality Corporation
                               -------------------
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 2.    Acquisition or Disposition of Assets

On January 4, 2000, Cavanaughs Hospitality Corporation (the Company), acquired through multiple purchase agreements all of the outstanding stock of WestCoast Hotels, Inc., a Washington Corporation, and 100% of the interest in Bellevue Inn LLC. The sellers are; Lisa Swanbeck-Johnson as the owner of 100% of the stock of PNWW Holdings, Inc., a Washington corporation, Rodney D. Olson, D. Michael Bashaw, and October Hotel Investors, LLC, a Washington limited liability company. In February 2000, Cavanaughs Hospitality Corporation changed its name to WestCoast Hospitality Corporation.

These combined entities own the following hotel properties and percentage interests: WestCoast SeaTac Hotel a 146 room hotel located in Seattle Washington, one hundred percent (100%) ownership of the improvements and lessee interest in ground lease; Bellevue Inn a 181 room hotel located in Bellevue, Washington, one hundred percent (100%) ownership of the lessee interest and option agreement; WestCoast Vance Hotel a 165 room hotel located in Seattle, Washington, a .3 percent general partner interest including a 15% backend return if certain investment returns are achieved; Executive Park Hotel a 107 room hotel located in Phoenix, Arizona, a .3 percent general partner interest including a 15% backend return if certain investment returns are achieved; Hotel La Jolla at the Shores, a 108 room hotel located in La Jolla, California, a 7.1% limited partnership interest. Other assets of the company include the trademarks of WestCoast Hotels, marketing/franchise agreements for 23 hotels with 4,019 rooms, management agreements for 15 owned and third party owned hotels with 2,530 rooms, and all the associated contracts, assets and liabilities.

The acquisition is in accordance with the Purchase and Sale Agreements dated December 17, 1999. The purchase of the stock and membership interests was effective December 31, 1999 and was completed on January 4, 2000 for a total price of approximately $45.5 million including the assumed liabilities of WestCoast, Hotels Inc. and subsidiaries. The Company's Form 8-K dated January 4, 2000 reported the purchase price as $61.4 million. The final $45.5 million purchase price reflects the Company's acquisition of three partnership interests on the equity method of accounting. The $61.4 million included the assumption of debt of these partnerships on the consolidated method of accounting.

The source of funds for the acquisition was a combination of loan proceeds from Cavanaughs Hospitality Corporation's Revolving Credit Facility, Convertible Bonds of $7,000,000 issued to the sellers which pay a 7% interest rate and can be converted to common stock of the Company at a $15.00 per share price, assumed debt which existed in WestCoast Hotels, Inc., and earnings of the Company. The purchase price was determined through arm's length negotiations with the Sellers, an unrelated third party.

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ITEM 7.  Financial Statements and Exhibits

(a)      Financial statements of business acquired

         See Exhibit 99.4

(b)      Pro forma financial information

         See Exhibit 99.5

(c)      Exhibits

         99.4 Audited consolidated financial statements of PNWWC Holdings, Inc., of which WestCoast Hotels, Inc. is a subsidiary

         99.5 Pro forma condensed combined balance sheet and statement of operations of WestCoast Hospitality Corporation (formerly known as Cavanaughs Hospitality Corporation) and WestCoast Hotels, Inc. as of and for the year ended December 31, 1999





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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


Dated:     March 17, 2000      WESTCOAST HOSPITALITY CORPORATION
                               (formerly known as Cavanaughs Hospitality
                               Corporation)
                               By:  /s/  Arthur M. Coffey
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                               Executive Vice President/Chief Financial Officer














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